                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  ASHLAND INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 25, 1996

TO OUR SHAREHOLDERS:

    The Annual Meeting of Shareholders of Ashland Inc., a Kentucky corporation ("Ashland"), will be held on Thursday, January 25, 1996, at 10:30 A.M., Eastern Standard Time, at the Ashland Petroleum Executive Office Building, 2000 Ashland Drive, Russell, Kentucky, and at any adjournment thereof, for the purpose of acting upon the following matters as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

        (1) to elect five directors to Class I;

        (2) to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 1996; and

        (3) if presented at the Annual Meeting, to act upon a shareholder proposal to request the Board of Directors to take steps necessary to require that all directors be elected annually.

    Only shareholders of record at the close of business on November 27, 1995 will be entitled to vote at the Annual Meeting or any adjournment thereof.

    In order that your stock may be represented at the Annual Meeting, please date and sign the enclosed proxy card and return it promptly in the accompanying envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.

                                          By Order of the Board of Directors,

                                              THOMAS L. FEAZELL,
                                            SENIOR VICE PRESIDENT,
                                               GENERAL COUNSEL
                                                AND SECRETARY
Russell, Kentucky
December 4, 1995

                                  ASHLAND INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 25, 1996

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ashland Inc. ("Ashland" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, January 25, 1996, at 10:30 A.M., Eastern Standard Time, at the Ashland Petroleum Executive Office Building, 2000 Ashland Drive, Russell, Kentucky, and at any adjournment thereof, for the purposes set forth in the accompanying Notice. It is expected that this Proxy Statement and the accompanying proxy card will be mailed to shareholders commencing on or about December 4, 1995.

    Only the holders of Ashland's Common Stock of record at the close of business on November 27, 1995 will be entitled to vote at the Annual Meeting. At that date there were 63,770,622 shares of Ashland Common Stock outstanding. Each shareholder is entitled to one vote for each share of Ashland Common Stock held by him or her on the record date. Cumulative voting applies in the election of directors. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires. The presence in person or by proxy of shareholders holding a majority of the shares of Ashland Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Ashland Common Stock that are present for purposes of determining the presence of a quorum.

    Whole shares of Ashland Common Stock credited to the account of a participant in Ashland's Dividend Reinvestment Plan will be voted in accordance with the proxy card returned by the participant to Ashland. The voting of shares of Ashland Common Stock held under Ashland's employee benefit plans is discussed under "Stock Ownership of Certain Persons."

    Ashland's address is Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169.

                         ITEM I.  ELECTION OF DIRECTORS

    The Board of Directors currently consists of seventeen directors, divided into three classes. The number of directors to be elected at the 1996 Annual Meeting is fixed at five. The directors who are nominated for election as Class I directors by the shareholders at the 1996 Annual Meeting are Messrs. Bolger, Carlucci, Farley, Rinehart and Rouse.

    All the nominees were recommended by the Nominating Committee of the Board for election. All nominees were elected by the shareholders at the 1993 Annual Meeting for a three-year term. With the exception of Mr. Bolger, the nominees, if elected, will hold office for a three-year term expiring in 1999. Under the Board's current retirement policy, it is anticipated that Mr. Bolger will retire after serving two years of his three-year term. Under Ashland's By-laws, a director elected to fill a vacancy on the Board serves until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Mr. James W. Vandeveer, a director of Ashland since 1964, will retire on January 25, 1996.

    Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in the Proxy Statement. Under Ashland's By-laws, those nominees receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors. It is the intention of the persons named in the enclosed proxy card (Messrs. John R. Hall and Paul W. Chellgren), unless otherwise instructed in any form of proxy, to vote FOR the election of the five nominees. Such persons may also vote such shares cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable or if authority is withheld from one or more nominees. The Nominating Committee of the Board has no reason to believe that any of the nominees will not be available for election as directors.

                         NOMINEES FOR CLASS I DIRECTORS
                            (Term expiring in 1999)

                  THOMAS E. BOLGER
    (PHOTO)       Mr. Bolger, 68, is a Director  and Chairman of the Executive  Committee
                  of the Board of Directors of Bell Atlantic Corporation in Philadelphia,
                  Pennsylvania.  He also served as Chairman  of the Board of Directors of that company  from  1984 to  1989.  He is  a  Trustee of  The  National
                  Geographic  Society. He has served as  a Director of Ashland since 1987 and is  Chairman of  the  Personnel and  Compensation Committee  and  a
                  member of the Finance Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................5,200(1)(2)
                  COMMON STOCK UNITS............................................14,347(6)
                  FRANK C. CARLUCCI
    (PHOTO)       Mr.  Carlucci, 65, is Chairman of The Carlyle Group in Washington, D.C.
                  He was Secretary of Defense of  the United States of America from  1987 to  1989.  He  is  a  Director  of  BDM  International,  Bell  Atlantic
                  Corporation, CB Commercial Real Estate Group, Inc., Connecticut  Mutual
                  Life   Insurance   Company,   General   Dynamics   Corporation,   Kaman
                  Corporation, Neurogen Corporation, Northern  Telecom Ltd., Quaker  Oats
                  Company,  SunResorts,  Ltd.,  Texas  Biotechnology  Corporation, Upjohn
                  Company and  Westinghouse  Electric Corporation.  He  has served  as  a
                  Director  of  Ashland  since 1989  and  is Chairman  of  the Nominating
                  Committee and a member of  the Personnel and Compensation Committee  of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................4,463(1)(2)(5)
                  COMMON STOCK UNITS............................................10,041(6)

                  JAMES B. FARLEY
    (PHOTO)       Mr.  Farley,  65, is  the retired  Chairman  of Mutual  Of New  York, a position held from 1989 until 1993. Previously he had been President of that company from 1988 to 1990. He is presently a Trustee of Mutual  of
                  New  York  and a  Director of  Harrah's  Entertainment Inc.  and Walter
                  Industries Inc. He has served as  a Director of Ashland since 1984  and is  a  member  of  the Nominating  and  Public  Policy  - Environmental
                  Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................4,400(1)(2)
                  COMMON STOCK UNITS.............................................3,812(6)

                  JAMES R. RINEHART
    (PHOTO)       Mr. Rinehart, 65, is  a business and labor  consultant in Hiram,  Ohio.
                  From  1987  to 1988  he  served as  Executive  Vice President  of Hiram
                  College.  He  previously  served  as  the  Chairman  of  the  Board  of
                  Directors,  President and  Chief Executive  Officer of  Clark Equipment
                  Company from 1981 to 1986. He has served as a Director of Ashland since
                  1985 and is a  member of the Finance  and Nominating Committees of  the
                  Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................7,236(1)(2)

                  W. L. ROUSE, JR.
    (PHOTO)       Mr. Rouse, 63, is an investor in Naples, Florida. He served as Chairman of  the Board  of Directors, President  and Chief  Executive Officer of
                  First Security Corporation in Lexington, Kentucky from 1982 to 1992. He is a Director of  Kentucky American Water Company  and K.U. Energy.  He
                  has  served as a Director of Ashland since  1986 and is a member of the
                  Audit and Nominating Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................5,000(1)(2)
                  COMMON STOCK UNITS............................................11,597(6)

                         CONTINUING CLASS II DIRECTORS
                            (Term expiring in 1997)

                  PAUL W. CHELLGREN
    (PHOTO)       Mr. Chellgren, 52, is President and Chief Operating Officer of Ashland,
                  positions he has  held since  1992. He  was Senior  Vice President  and
                  Chief  Financial Officer of Ashland from 1988 to 1992. He is a Director of Ashland Coal, Inc. and PNC Bank Corp. He has served as a Director of
                  Ashland since 1992 and is a member  of the Finance and Public Policy  -
                  Environmental Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY..............................................277,976(1)(7)

                  RALPH E. GOMORY
    (PHOTO)       Mr. Gomory, 66, is President of Alfred P. Sloan Foundation in New York,
                  New  York. He was  Senior Vice President for  Science and Technology of
                  International Business Machines Corporation (IBM) from 1985 to 1989. He is a Director  of The Bank  of New York,  LEXMARK International,  Inc.,
                  Polaroid  Corp. and  The Washington  Post Company.  He has  served as a
                  Director of Ashland since 1989 and is a member of the Audit and  Public
                  Policy - Environmental Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................6,000(1)(2)

                  PATRICK F. NOONAN
    (PHOTO)       Mr.  Noonan, 53,  is Chairman  of The  Conservation Fund  in Arlington,
                  Virginia. He is  a Director of  American Farmland Trust,  International
                  Paper  Company, and Saul Centers, Inc. and is a Trustee of The National
                  Geographic Society. He has served as  a Director of Ashland since  1991 and  is Chairman of  the Public Policy -  Environmental Committee and a
                  member of the Audit Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................3,000(1)(2)
                  COMMON STOCK UNITS.............................................1,829(6)

                  JANE C. PFEIFFER
    (PHOTO)       Mrs.  Pfeiffer,   63,  is   a  management   consultant  in   Greenwich,
                  Connecticut. She is a Director of International Paper Company and J. C.
                  Penney  Company, Inc.  and a  Trustee of  Mutual Of  New York.  She has
                  served as a  Director of  Ashland since  1982 and  is a  member of  the
                  Personnel   and  Compensation   Committee  and  the   Public  Policy  -
                  Environmental Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................5,941(1)(2)(5)

                  MICHAEL D. ROSE
    (PHOTO)       Mr. Rose,  53,  is Chairman  of  the  Board of  Directors  of  Harrah's
                  Entertainment,  Inc. and Promus Hotel Corporation in Memphis, Tennessee
                  (both of which formerly comprised The Promus Companies Incorporated  of which  Mr. Rose  was Chairman  of the Board  of Directors  from 1984 to
                  1995). Prior to  April 1994, Mr.  Rose also served  as Chief  Executive
                  Officer of The Promus Companies Incorporated. He is a Director of First
                  Tennessee   National  Corporation,  General  Mills,  Inc.,  and  Darden
                  Restaurants, Inc. He has served as a Director of Ashland since 1988 and is Chairman of the Finance Committee and a member of the Personnel  and
                  Compensation Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................4,200(1)(2)
                  COMMON STOCK UNITS............................................10,127(6)

                  DR. ROBERT B. STOBAUGH
    (PHOTO)       Dr.  Stobaugh, 68,  is a  Professor at  the Harvard  Business School in
                  Boston, Massachusetts. He is a Director of National Convenience Stores,
                  Inc. He has served as a Director of Ashland since 1977 and is a  member of the Nominating and Finance Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................6,000(1)(2)
                  COMMON STOCK UNITS............................................11,927(6)

                         CONTINUING CLASS III DIRECTORS
                            (Term expiring in 1998)

                  JACK S. BLANTON
    (PHOTO)       Mr.  Blanton, 68, is  Chairman of the Board  of Houston Endowment, Inc.
                  and President  of Eddy  Refining Company  in Houston,  Texas. He  is  a
                  Director  of Baker  Hughes Incorporated, Burlington  Northern Santa Fe,
                  Inc., Pogo Producing Co., and SBC Communications, Inc. He has served as a Director of Ashland since 1988 and is Chairman of the Audit Committee and a member  of the  Public Policy  - Environmental  Committee of  the
                  Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................32,396(1)(2)(4)

                  SAMUEL C. BUTLER
    (PHOTO)       Mr.  Butler, 65, is a Partner of  Cravath, Swaine & Moore, Attorneys in
                  New York, New York.  He is a Director  of GEICO Corporation,  Millipore
                  Corporation  and United  States Trust Corporation.  He has  served as a
                  Director of Ashland  since 1970 and  is a member  of the Personnel  and
                  Compensation Committee and Audit Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.......................................8,980(1)(2)(3)(4)(5)
                  COMMON STOCK UNITS............................................30,568(6)

                  EDMUND B. FITZGERALD
    (PHOTO)       Mr.  Fitzgerald, 69, is the Managing Director of Woodmont Associates in
                  Nashville, Tennessee. From 1985 to 1990,  he served as Chairman of  the
                  Board of Directors and Chief Executive Officer of Northern Telecom Ltd.
                  He  is a Director of Becton, Dickinson & Co. and G.T.I. Corporation. He
                  has served as a Director of Ashland  since 1990 and is a member of  the
                  Audit and Finance Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................7,000(1)(2)

                  JOHN R. HALL
    (PHOTO)       Mr. Hall, 63, is Chairman of the Board of Directors and Chief Executive
                  Officer  of Ashland, positions he has held since 1981. He is a Director of Banc  One  Corporation,  The  Canada  Life  Assurance  Company,  CSX
                  Corporation,  Humana  Corporation,  Reynolds  Metals  Company  and Ucar
                  International Inc. and is a member of the American Petroleum  Institute
                  Executive Committee. He has served as a Director of Ashland since 1968.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY...........................................409,628(1)(4)(7)

                  MANNIE L. JACKSON
    (PHOTO)       Mr. Jackson, 56, is the majority owner and Chairman of the Board of the
                  Harlem  Globetrotters, International.  Although retired  as Senior Vice
                  President of  marketing  and  administration  for  Honeywell  Inc.,  he remains as a consultant with Honeywell, an Advisor to the Chairman, and
                  a   member  of  Honeywell's  Southern   Africa  subsidiary's  Board  of
                  Directors. He  serves  on  the  Board  of  Advisors  of  Florida  A&M's
                  Entrepreneurial  Development Center, Howard  University Business School
                  and the Humphrey  Institute at  the University  of Minnesota.  He is  a
                  Director  of Jostens, Inc.  and The Stanley  Works. He has  served as a
                  Director of Ashland since  May 1994 and  is a member  of the Audit  and
                  Public Policy - Environmental Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................2,000(1)(2)
                  COMMON STOCK UNITS.............................................1,783(6)

------------------------

(1) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after October 1, 1995 through the exercise of stock options: as to Mr. Chellgren, 234,500 shares; as to Mr. Hall, 338,000 shares; and as to all other directors except Mr. Jackson, 2,000 shares; and as to Mr. Jackson, 1,000 shares.

(2) Includes 2,000 shares of Restricted Common Stock of Ashland as to which the director has voting power: as to directors except Messrs. Jackson and Noonan, 2,000 shares; and as to Messrs. Jackson and Noonan, 1,000 shares.

(3) Includes 3,880 shares owned in trust for the benefit of Mr. Butler.

(4) Includes the following shares of Ashland Common Stock as to which the respective persons disclaim any beneficial ownership: Mr. Butler, 750 shares owned by his wife; Mr. Hall, 1,000 shares owned by his wife; and Mr. Blanton, 2,000 shares owned by a trust for the benefit of his son for which he is co-trustee.

(5) Includes shares of Ashland Common Stock held under the Ashland Dividend Reinvestment Plan which provides participants with voting power with respect to such shares.

(6) Common Stock Units held under the Deferred Compensation and Stock Incentive Plan For Non-Employee Directors. These Stock Units are payable in cash or Ashland Common Stock at the director's election upon termination of service from the Board.

(7) Includes shares of Ashland Common Stock held under Ashland's Employee Savings Plan and/or Leveraged Employee Stock Ownership Plan which provide participants with voting and investment power with respect to such shares.

    Shares shown above for each nominee and continuing director indicate beneficial ownership at October 1, 1995. No nominee or continuing director owns beneficially more than .64% of any class of Ashland stock.

    Except as otherwise indicated, the nominees and continuing directors have held the principal occupations described above during the past five years.

BOARD OF DIRECTORS

    The standing committees of the Board of Directors are the Nominating Committee, Audit Committee, Personnel and Compensation Committee, Public Policy
- Environmental Committee and Finance Committee. During fiscal 1995, seven meetings of the Board of Directors were held. The Nominating Committee met two times, the Audit Committee met three times, the Personnel and Compensation Committee met five times, the Public Policy - Environmental Committee met two times and the Finance

Committee met two times. Each director attended at least 75% of the total meetings of the Board and the Committees on which they served with the exception of Mr. Rinehart who attended 73% of such meetings. Overall attendance at Board and Committee meetings was 91%.

    THE NOMINATING COMMITTEE is responsible for recommending nominees for membership to the Board of Directors. Current members of the Committee are Mr. Carlucci (Chairman), Mr. Farley, Mr. Rinehart, Mr. Rouse, Dr. Stobaugh and Mr. Vandeveer.

    Nominees for directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. The Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors should be sent to the Secretary of Ashland at Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169. Ashland's By-laws require that written notice of a shareholder's intention to nominate any person for election as a director at a meeting of shareholders must be received by the Secretary of Ashland not later than (i) 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice must contain:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of Ashland entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director if so elected. The chairman of any meeting of shareholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. No shareholder nominations have been received by Ashland for the January 25, 1996 Annual Meeting.

    THE AUDIT COMMITTEE is responsible for recommending the selection of Ashland's independent auditors, the audit fees and the services provided by the independent auditors, reviewing the scope and findings of external and internal audits and reviewing the adequacy of Ashland's policies, procedures and internal controls. Current members of the Committee are Mr. Blanton (Chairman), Mr. Butler, Mr. Fitzgerald, Mr. Gomory, Mr. Jackson, Mr. Noonan and Mr. Rouse.

    THE PERSONNEL AND COMPENSATION COMMITTEE is responsible for approving salaries of all corporate officers of Ashland and all awards and participation under Ashland's incentive plans. It recommends the establishment of policies dealing with compensation, position evaluations and personnel engagements, transfers and terminations. In addition, it administers various Ashland employee compensation plans and oversees Ashland's welfare and retirement and savings plans, including the contribution levels, selection of investment managers, determination of investment guidelines and the review of their performances. Current members of the Committee are Mr. Bolger (Chairman), Mr. Butler, Mr. Carlucci, Mrs. Pfeiffer and Mr. Rose.

    THE PUBLIC POLICY - ENVIRONMENTAL COMMITTEE is responsible for the oversight of policies, programs and practices in relation to public issues affecting Ashland and the oversight of Ashland's environmental, health and safety compliance policies, programs and practices. Current members of the Committee are Mr. Noonan (Chairman), Mr. Blanton, Mr. Chellgren, Mr. Farley, Mr. Gomory, Mr. Jackson and Mrs. Pfeiffer.

    THE FINANCE COMMITTEE is responsible for reviewing Ashland's fiscal policies, financial and capital structure and its current and contemplated financial requirements and evaluating significant financial matters and decisions such as capital structure, dividend action, offerings of corporate stock and debt securities and major borrowings. Current members of the Committee are Mr. Rose (Chairman), Mr. Bolger, Mr. Chellgren, Mr. Fitzgerald, Mr. Rinehart, Dr. Stobaugh and Mr. Vandeveer.

COMPENSATION OF DIRECTORS

    Directors who are employees of Ashland are not compensated for service on the Board or its Committees. Non-employee directors receive an annual retainer of $30,000, $1,000 for each Board meeting attended, $1,000 per year for each Committee assignment ($2,000 if Chairperson) and $1,000 for each Committee meeting attended ($2,000 if Chairperson). Non-employee members of the Board may additionally receive compensation at the rate of $1,000 per day for services for special assignments as designated by the Chairman of the Board from time to time.

    Pursuant to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors (the "Directors' Plan") previously approved by Ashland's shareholders, non-employee directors may receive their directors' fees in cash or Ashland Common Stock and may defer receipt until termination of service. Deferred amounts may earn income based either on the prime rate of interest or on a hypothetical investment in Ashland Common Stock ("Stock Units"), or a combination of both, at the director's election. Upon termination of service, deferred amounts (together with accrued earnings, if any) may be received in cash or Ashland Common Stock, or a combination of both, in a lump sum or installments at the director's election. Upon a "change of control" of Ashland (as defined in the Directors' Plan), each participating director will receive an automatic cash distribution of all amounts in such director's account.

    Under the Directors' Plan, each year following the Annual Meeting, each non-employee director is granted an option to purchase 1,000 shares of Ashland Common Stock at an exercise price equal to the fair market value of the stock on the date of grant provided the return on common shareholders equity of Ashland for the preceding fiscal year is equal to or greater than 10%. Since the return on equity for Ashland's 1995 fiscal year was not greater than or equal to 10%, no options will be issued under the Directors' Plan following the Annual Meeting on January 25, 1996.

    Pursuant to stock incentive plans previously approved by Ashland's shareholders, upon becoming a director of Ashland, each non-employee director receives an award of 1,000 shares of Restricted Stock of Ashland (the "initial award"). In addition, each non-employee director has received or will receive an award of 1,000 shares of Restricted Stock of Ashland upon the later of January 31, 1994 or the fifth anniversary of his or her initial award (the "subsequent award"). As a condition to any award, the director is required to pay to Ashland an amount equal to the par value of the shares of Restricted Stock awarded to him or her. The Restricted Stock may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (a) normal retirement from the Board at age 70; (b) the death or disability of such director; (c) a 50% change in the beneficial ownership of Ashland; or, in the case of a subsequent award only, (d) voluntary early retirement to take a position in governmental service. In the case of voluntary resignation or termination of the director for any reason prior to the events described above, the grant of Restricted Stock to such director will be forfeited.

    Each non-employee director who retires at age 70, or earlier if the director has at least five years of continuous service, is eligible to participate in a director retirement plan for non-employee directors. Under this plan, upon retirement at age 70 with at least ten years of continuous service as a director of Ashland, the director will receive the annual retainer in effect on his or her date of retirement, for life. Upon retirement at age 70 with less than ten years of continuous service as a director of Ashland, or upon retirement as a result of permanent or total disability, the director will receive, at his or her election, either (1) for life, an amount equal to 10% of the annual retainer in effect on the date of his or her retirement multiplied by the number of years of continuous service as a director of Ashland, or (2) 100% of the annual retainer in effect on the date of his or her retirement for a number of years equal to the number of years of continuous service as a director of Ashland. Upon retirement prior to age 70, the director will receive, commencing at age 65, the amount of the annual retainer in effect on the date of his or her retirement for a number of years equal to the number of years of continuous service as a director of Ashland. Ashland's obligations under this plan have been partially funded with the First National Bank of Louisville, Kentucky which is serving as trustee.

    Ashland maintains a Director Death Benefit Program for non-employee directors. Under this program, Ashland will pay a one-time $50,000 death benefit to the designated beneficiary of each active or retired director of Ashland who was not an employee of Ashland on the date of his or her death.

    Directors of Ashland participate in the Directors' Charitable Award Program. Pursuant to the program, Ashland has purchased joint life insurance contracts in the amount of $1 million on each director. Upon the death of a director, Ashland will donate an amount equal to $1 million to one or more charitable organizations recommended by the director. The donations are funded with the proceeds Ashland receives from the joint life insurance contracts. Directors derive no financial benefit from the program since all charitable deductions accrue solely to Ashland.

    The Board of Directors of Ashland considers stock ownership in the Company by management to be of utmost importance. Such ownership enhances management's commitment to the future of the Company and further aligns management's interests with those of Ashland's shareholders. In keeping with this philosophy, in fiscal 1993, the Board established minimum stock ownership guidelines for directors and certain executive officers. These guidelines require directors to own Ashland Common Stock having a value of at least five times their annual retainer. Each director will have five years from 1993 (or, if later, the year the director was elected to the Board) to reach this ownership level. For further information as to these guidelines as they pertain to Ashland's executive officers, see the Personnel and Compensation Committee Report on Executive Compensation in this Proxy Statement.

STOCK OWNERSHIP OF CERTAIN PERSONS

    The following table shows as of October 1, 1995, certain information regarding those persons known by Ashland management to be the owners of more than 5% of Ashland's outstanding Common Stock and the beneficial ownership of each class of Ashland equity securities by each of the executive officers named under "Executive Compensation" and all directors and executive officers as a group.

                                                                           AMOUNT AND
                                                         CLASS OF          NATURE OF          PERCENT OF
                                                           STOCK      BENEFICIAL OWNERSHIP     CLASS(6)
                                                        -----------  ----------------------  -------------
Key Trust Company of Ohio, NA.........................       Common     9,440,928(1)               14.8%
  127 Public Square
  Cleveland, Ohio 44114
J.P. Morgan & Co., Inc................................       Common     3,362,483(2)                5.3%
  23 Wall Street
  New York, New York 10015
John A. Brothers......................................       Common       214,551(3)(4)
Paul W. Chellgren.....................................       Common       277,976(3)(4)
David J. D'Antoni.....................................       Common       115,851(3)(4)
John R. Hall..........................................       Common       409,628(3)(4)(5)
Charles F. Potts......................................       Common        42,231(3)(4)
All directors and executive
 officers as a group..................................       Common     2,171,127                   3.4%
                                                          Preferred           200

------------------------

(1) Key Trust Company of Ohio, NA ("Key") has advised Ashland that as of October 1, 1995, it was the record owner of 9,440,928 shares of Ashland Common Stock or 14.8% of the shares of Ashland Common Stock outstanding on such date. Key has advised Ashland that these shares include 9,317,448 shares held by it as trustee under the Ashland Leveraged Employee Stock Ownership Plan ("LESOP"), and 24,568 shares held by it as trustee under the SuperAmerica Hourly Associates Savings Plan ("SA Plan"). Key has informed Ashland that with regard to the proposals, it will vote shares held for the accounts of participants in the SA Plan in accordance with instructions received from participants and, if no instructions are received, Key will vote such shares in the same proportion as shares for which instructions are received from other participants in the SA Plan. Further, Key has informed Ashland that it will vote shares allocated to the account of a participant in the LESOP in accordance with instructions received from such participant and, if the participant has not provided voting instructions, or where the shares have not yet been allocated to a participant's account, Key will vote those shares in the same proportion as shares for which instructions are received from other participants in the LESOP. Key has advised Ashland that the remaining 98,912 shares of Ashland Common Stock held by it as of October 1, 1995 were held by it in a variety of fiduciary capacities.

(2) Based upon a Form 13F filed with the Securities and Exchange Commission on or about November 15, 1995, J.P. Morgan & Co., Inc. ("J.P. Morgan") held in the aggregate 3,362,483 shares of Ashland Common Stock as of September 29, 1995. Based upon information provided in the filing, Ashland understands that J.P. Morgan has sole voting authority with respect to 2,018,170 shares, shared voting authority with respect to 46,500 shares and no voting authority with respect to 1,297,813 shares.

(3) Includes shares of Ashland Common Stock held under Ashland's Employee Savings Plan and/or Leveraged Employee Stock Ownership Plan which provide participants with voting and investment power with respect to such shares.

(4) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after October 1, 1995 through the exercise of stock options: as to Mr. Brothers, 188,750 shares; Mr. Chellgren, 234,500 shares; Mr. D'Antoni, 77,250 shares; Mr. Hall, 338,000 shares; and Mr. Potts, 35,500 shares.

(5) Includes the following shares of Ashland Common Stock as to which the respective person disclaims any beneficial ownership: Mr. Hall, 1,000 shares owned by his wife.

(6) Other than as indicated, share ownership does not exceed 1% of the class so owned.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table is a summary of compensation information for each of the last three fiscal years ended September 30, 1995, 1994, and 1993 for the Chief Executive Officer and each of the other four most highly compensated executive officers at September 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                     -------------------
                                                       ANNUAL COMPENSATION
                                               -----------------------------------   AWARDS    PAYOUTS
                                                                        OTHER        -------  ----------
                                                                       ANNUAL        OPTIONS     LTIP         ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY   BONUS(1)  COMPENSATION(2)     (#)    PAYOUTS(3)   COMPENSATION(4)
---------------------------------------  ----  --------  --------  ---------------   -------  ----------   ---------------
John R. Hall                             1995  $876,988  $      0      $ 9,694        50,000   $       0      $117,079
  Chairman of the Board and              1994   797,262   836,741        8,042        50,000     209,226       116,905
  Chief Executive Officer                1993   752,416   458,059        4,292       100,000           0        72,337
Paul W. Chellgren                        1995   548,118         0       10,252        40,000           0        76,017
  President and                          1994   498,289   584,911        5,539        40,000     106,904        73,849
  Chief Operating Officer                1993   464,559   317,777        2,029        65,000           0        43,871
John A. Brothers                         1995   398,631   210,158       11,468        25,000           0        28,656
  Senior Vice President and              1994   368,734   349,960       11,222        25,000      90,768        58,528
  Group Operating Officer                1993   343,819   297,772        3,880        25,000           0        46,884
David J. D'Antoni                        1995   323,888   326,727        2,590        15,000           0        37,843
  Senior Vice President and              1994   298,973   307,944          495        10,000     156,062        49,101
  President of Ashland Chemical Company  1993   279,042   272,525          346        15,000           0        47,047
Charles F. Potts                         1995   250,000   298,056        2,069        10,000           0        30,794
  Senior Vice President and              1994   225,000   281,799          573        10,000      36,551        36,457
  President of APAC, Inc.                1993   190,000   236,361          802        10,000           0        33,375

------------------------

(1) Amounts received under Ashland's Incentive Compensation Plan for each of the fiscal years ended September 30, 1993, 1994 and 1995.

(2) None of the named executives received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of total salary and bonus. All amounts shown in this column reflect reimbursement of taxes paid by the named executives.

(3) Amounts received under Ashland's Performance Unit Plan for the FY 1991-1994 performance period.

(4) Amounts shown in this column reflect employer matching contributions under Ashland's Employee Savings Plan and allocations of stock under Ashland's LESOP as provided on the same basis for all employees and related forfeiture payments under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For fiscal 1995, these payments were as follows:

                          SAVINGS PLAN    LESOP     ERISA FORFEITURE PAYMENTS
                          ------------  ----------  --------------------------
John R. Hall               $    1,800   $    6,847         $    108,432
Paul W. Chellgren               1,800        6,847               67,370
John A. Brothers                1,800        6,847               20,009
David J. D'Antoni               1,800        6,847               29,196
Charles F. Potts                1,800        6,847               22,147

STOCK OPTION GRANTS

    The following table sets forth certain information concerning stock options granted in fiscal year 1995 to the named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1995

                                                                                          POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS                                          VALUE AT ASSUMED
------------------------------------------------------------------------------------        ANNUAL RATES OF
                                              % OF TOTAL                                      STOCK PRICE
                                                OPTIONS       EXERCISE                      APPRECIATION FOR
                                  OPTIONS     GRANTED TO      OR BASE                         OPTION TERM*
                                  GRANTED    EMPLOYEES IN      PRICE     EXPIRATION   ----------------------------
             NAME                   (#)       FISCAL YEAR      ($/SH)       DATE           5%             10%
-------------------------------  ---------  ---------------  ----------  -----------  -------------  -------------
John R. Hall                        50,000         6.07%     $   33.875     10/21/05  $   1,076,431  $   2,734,433
Paul W. Chellgren                   40,000         4.85%         33.875     10/21/05        861,144      2,187,546
John A. Brothers                    25,000         3.03%         33.875     10/21/05        538,215      1,367,216
David J. D'Antoni                   15,000         1.82%         33.875     10/21/05        322,929        820,330
Charles F. Potts                    10,000         1.21%         33.875     10/21/05        215,286        546,887

------------------------
*Option Value assuming stock price appreciation  rates of 5% and 10%  compounded annually for the 10 year and 1 month term of the options. At the 5% and 10% rates, the stock price at October 21, 2005 (the expiration date of the $33.875 options) would be $55.40 and $88.56, respectively, and the potential realizable value for all Ashland shareholders if all 63,695,853 shares outstanding on September 21, 1995 (the grant date of the $33.875 options) were held until October 21, 2005 would be $3,528,965,288 and $5,641,113,825, respectively.
 Actual gains will be dependent on future stock market conditions and there can be no assurance that these amounts will be achieved.

STOCK OPTION EXERCISES

    The following table sets forth certain information concerning stock options exercised in fiscal year 1995 by each of the named executive officers and the value of unexercised options held by such officers on September 30, 1995.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR END OPTION VALUES*

                                                                                                  VALUE OF
                                                                          NUMBER OF              UNEXERCISED
                                                                         UNEXERCISED            IN-THE-MONEY
                                                                           OPTIONS                 OPTIONS
                                                                        AT FY-END (#)            AT FY-END*
                                     SHARES ACQUIRED      VALUE          EXERCISABLE/           EXERCISABLE/
               NAME                  ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE           UNEXERCISABLE
----------------------------------  -----------------  ------------  --------------------  -----------------------
John R. Hall                                7,000       $   75,250        325,500/100,000        $737,813/$109,375
Paul W. Chellgren                           8,000           63,500        228,250/ 76,250         624,188/  55,156
John A. Brothers                                0                0        188,750/ 43,750         431,719/     781
David J. D'Antoni                               0                0         77,250/ 23,750         162,219/     469
Charles F. Potts                                0                0         35,500/ 17,500         118,875/     313

------------------------
*Based  on the closing price of Ashland Common Stock as reported on the New York
 Stock Exchange Composite Tape on September 29, 1995 of $33.25 per share.

RETIREMENT PLANS
  PENSION PLANS

    Ashland maintains qualified pension plans (the "qualified plans") under which executive officers are entitled to benefits on the same basis as other employees. Upon a "change in control" of Ashland (as defined in the plans), the qualified plans will automatically terminate and the funds in such plans, together with any excess assets, will be distributed to the participants.

    To the extent that benefits under the qualified plans exceed limits established by the Internal Revenue Code of 1986, as amended (the "Code"), they are payable under a nonqualified excess benefit pension plan (the "non-qualified plan") which provides for the payment of benefits in excess of certain limitations imposed by the provisions of ERISA or limitations on compensation or benefits that may be imposed by the Code. The plan also provides that participants may, at the discretion of the Personnel and Compensation Committee, receive their retirement benefit under the non-qualified plan in a lump-sum distribution. An irrevocable letter of credit has been established to partially fund Ashland's obligations under the plan.

    The following table shows the estimated annual benefits payable under the qualified and non-qualified plans assuming continued employment until the normal date of retirement at age 65, based on a straight-life annuity form of retirement income. The amounts in the table are not subject to any reductions for social security benefits received by the participant but are subject to reductions for the actuarial value of 50% of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of the limitations established by the Code.

                                   ESTIMATED ANNUAL RETIREMENT BENEFITS
               ----------------------------------------------------------------------------
   AVERAGE                                YEARS OF PARTICIPATION
   ANNUAL      ----------------------------------------------------------------------------
  EARNINGS*        10           15           20           25           30           35
-------------  -----------  -----------  -----------  -----------  -----------  -----------
$      25,000  $     3,300  $     4,950  $     6,601  $     8,251  $     9,901  $    11,552
       50,000        7,050       10,575       14,101       17,626       21,151       24,677
      100,000       14,550       21,825       29,100       36,376       43,650       50,925
      200,000       29,550       44,325       59,100       73,876       88,650      103,425
      300,000       44,550       66,825       89,100      111,376      133,650      155,925
      400,000       59,550       89,325      119,100      148,876      178,650      208,425
      500,000       74,550      111,825      149,100      186,376      223,650      260,925
      600,000       89,550      134,325      179,100      223,876      268,650      313,425
      800,000      119,550      179,325      239,101      298,876      358,651      418,427
    1,000,000      149,550      224,325      299,101      373,876      448,651      523,427
    1,200,000      179,550      269,325      359,101      448,876      538,651      628,427

------------------------

* Average annual earnings includes a participant's salary during the highest consecutive 36 month period of the final 120 month period prior to retirement, but excludes other forms of compensation included in the Summary Compensation Table.

    As of October 1, 1995, Messrs. Hall, Chellgren, Brothers, D'Antoni and Potts had credited service in the combined plans of 33, 20, 25, 21 and 10 years, respectively.

  SUPPLEMENTAL EARLY RETIREMENT PLAN

    Under the Supplemental Early Retirement Plan, eligible key executive employees may retire prior to their normal retirement date. Messrs. Hall and Brothers are currently eligible to participate in the plan. The plan provides that the maximum total annual benefit payable to a participant under the plan is an amount equal to 50% of the final average annual compensation (salary plus incentive compensation awards) received by the participant during the highest 36 months of the final 60 month period prior to retirement. The amount payable under the plan is reduced to the extent payments are made under the qualified and non-qualified pension plans of Ashland, subject to reductions for the actuarial value of 50% of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of the limitations established by the Code. In addition, if the executive has entered into an Executive Employment Agreement with Ashland, the amount payable under the plan is reduced to reflect payments, if any, under such Agreement. An irrevocable letter of credit has been established to partially fund Ashland's obligations under the plan.

    The plan provides that participants may, at the discretion of the Committee, receive their retirement benefit under the plan in a lump-sum distribution. The retirement benefit received as a lump-sum distribution is equal to the actuarial present value of all expected future payments if the participant received monthly payments discounted at the Pension Benefit Guaranty Corporation ("PBGC") rate used to value annuities in effect during the participant's last full calendar month of employment. The estimated lump-sum value of the retirement benefit under the plan to Mr. Hall at age 63 and Mr. Brothers, assuming retirement at age 62, using the current PBGC rate is $2,568,984 and $1,576,034, respectively.

    Upon a "change in control" of Ashland (as defined in the plan), eligible key executive employees may, in their discretion, elect to retire at an earlier age pursuant to the plan. Ashland normally enters into consulting agreements with its retiring key executive employees who participate in the plan. Under these agreements, a retiring employee receives payment of a mutually agreeable per diem compensation for services rendered to Ashland.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Currently, the named executive officers have employment agreements with Ashland which provide for continuation of their then-current salaries for two years after termination of their employment by Ashland without "Cause". In the event of termination without "Cause" or resignation for "Good Reason" within two years after any "change in control" of Ashland, the executive officers would receive a payment equal to three times their annual compensation, including incentive payments, based on the average of the preceding five years. In addition, the agreements provide for continuation of certain benefits for a period of one year. The terms "Cause", "Good Reason" and "change in control" are defined in the agreements. In no event shall the total payment to any executive officer exceed an amount which would be deemed an "excess parachute payment" under Section 280G of the Code.

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD

    The Personnel and Compensation Committee (the "Committee") is comprised entirely of non-employee members of Ashland's Board of Directors (the "Board"). It is the Committee's responsibility to review, recommend and approve changes to the Company's executive compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation payments to the Chief Executive Officer and Ashland's other executive officers.

                  ASHLAND'S COMPENSATION POLICY AND OBJECTIVES

    Ashland's executive compensation program is designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of its business. The purpose of this program and the specific objectives of the Committee are to:

        - Pay for performance, motivating both long- and short-term performance for the benefit of Ashland's shareholders;

        - Provide a total compensation program competitive with those of companies with which Ashland competes for top management talent;

        - Place greater emphasis on variable incentive compensation versus fixed or base pay, particularly for Ashland's executive officers;

        - Reward  executives based primarily on  the performance of their
          particular  business   units,  while   including  a   component
          recognizing corporate performance;

        - Encourage   significant  Ashland  Common   Stock  ownership  by
          Ashland's executive officers in order to align their interests with those of Ashland's shareholders; and

        - Most importantly, join shareholder and management interests in achieving superior performance which should translate into a superior total return to Ashland's shareholders.

    Overall, Ashland's executive compensation program is designed to be performance-oriented, with a large portion of executive compensation "at risk". The portion of total compensation represented by annual and long-term incentives that relate directly to performance has grown significantly and now constitutes over 60% of the total compensation of Ashland's executive officers.

    In recent years, the Committee has expanded the number of individuals eligible for annual incentives and option grants in order to enhance the commitment of mid-level managers to the objectives of the Company, its principal business units, and Ashland's shareholders. Today approximately 320 of Ashland's management and professional employees participate in the Company's annual incentive plan, and approximately 490 employees participate in the Company's stock option program.

    In fiscal year 1993, the Committee retained Frederic W. Cook & Co., Inc., an independent nationally-known compensation consultant, to review Ashland's Executive Compensation Program. After extensive study, Frederic W. Cook concluded that Ashland's program is both reasonable and competitive.

                        ASHLAND'S COMPENSATION PROGRAMS

    In order to further the Committee's objectives, the executive compensation program for Ashland's executive officers includes three primary components: (1) base pay; (2) an annual incentive bonus; and (3) a long-term incentive program consisting of stock options and performance shares or units. The overall program is designed to provide total compensation opportunities which are comparable to the opportunities provided by a group of nineteen companies of similar size and diversity to Ashland (the "Compensation Peer Group"). This Compensation Peer Group contains a larger number of companies than the peer group of companies selected for comparison in the Five-Year and Ten-Year Cumulative Total Return Performance Graphs.

BASE SALARY

    Annual salary is designed to compensate executives for their sustained performance. Base salary levels for executive officers are reviewed each year by the Committee and are generally less than the median of the Compensation Peer Group. In addition, consideration is given to individual experience as well as individual and corporate, subsidiary or division performance. Increases in salaries are typically granted annually; however, executive salary increases have been delayed to at least 14-month periods during two of the last four fiscal years in recognition of less than satisfactory corporate performance during these periods. No salary increases were granted this fiscal year for executive officers.

ANNUAL INCENTIVE BONUS

    Incentive compensation is awarded annually based 20% upon the participant's individual performance for the last fiscal year and 80% upon the Company's operating performance as further described below. Within ninety days of the beginning of each fiscal year, (i) corporate Return on Equity ("ROE") Hurdles and Targets, (ii) division and subsidiary Return on Investment ("ROI") Hurdles and Targets, and (iii) for the Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, in addition to the ROE Hurdles and Targets, a net income Target, are set by the Committee for the upcoming fiscal year. "Hurdles" are the minimum objectives that must be reached in order to trigger a bonus payout. If the applicable "Target(s)" is achieved, maximum incentive payments may be earned. The Committee may adjust incentive awards downward based on such factors as the Committee deems appropriate.

    Awards for the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer and senior vice presidents (other than group operating officers and division and subsidiary presidents) are based upon overall corporate performance. For Ashland group operating officers, awards are based upon the performance of the business units for which they are responsible in addition to a corporate performance component. Awards to corporate employees are based equally upon general overall corporate performance and division performance and for division employees are entirely based on division performance. A participant's maximum potential payout is generally a fixed percentage of the midpoint of the annual salary range for the position held by the participant and is dependent upon the participant's level of participation in Ashland's Incentive Compensation Plan.

    In view of the results for fiscal 1995, no incentive payments were made to the Chairman or President and most officers and divisional and corporate staff executives received significantly reduced incentive payments. To the extent that payment of incentives did occur, such payment was made 80% in cash and 20% in shares of Ashland Common Stock, in keeping with the Committee's belief that stock ownership provides a direct relationship between an executive's compensation and the shareholders' interests. It is anticipated that payment of any fiscal 1996 awards will also be made 80% in cash and 20% in shares of Ashland Common Stock.

LONG-TERM INCENTIVE COMPENSATION

  PERFORMANCE SHARES/UNITS

    The performance share/unit program is a long-term incentive plan primarily tied to company performance. It is designed to motivate senior executives whose work most affects Company earnings and to tie their compensation directly to Ashland's long-term financial objectives. Historically, the Committee has granted awards of performance shares or units to selected employees every two years with each award covering a four-year performance cycle. The number of performance shares or units awarded is based on the employee's responsibility level, performance, and salary level. Awards granted to date under the plan have generally ranged from 70% to 160% of an employee's base salary. Payment of an award is made only if one or more of the established performance objectives are met over the four-year performance period. In the past, awards were denominated in cash and have been paid in cash. In keeping with the goal of increasing stock ownership by executives, performance awards for the fiscal 1995 - 1998 performance period to certain of Ashland's executive officers were denominated in shares of Ashland Common Stock. It is anticipated that payment of these awards will be made in shares of Ashland Common Stock.

    Performance objectives are determined by the Committee at the beginning of each performance period. Historically, awards made prior to fiscal 1993 to corporate employees were based 100% on the achievement of a minimum four-year average ROE. Awards made for the performance periods beginning in fiscal 1993 and thereafter to corporate employees are based on achievement of the following performance objectives: (a) a minimum four-year average corporate ROE (the "corporate objective"); (b) total return to shareholders ("TRS") at least equal to or greater than the median of the TRS of a peer group of companies over the four-year period (the "peer TRS objective"); and (c) TRS at least equal to or greater than the median of the companies in the Standard & Poor's 500 over the four-year period (the "S&P TRS objective"). These objectives are weighted 50%, 25%, and 25%, respectively. Historically, awards made prior to fiscal 1993 to division and subsidiary personnel were based 50% on the achievement of the corporate objective and 50% on the achievement of a minimum four-year average ROI for the division or subsidiary in which the person was employed. Beginning in fiscal 1993 and thereafter, the awards made to division and subsidiary personnel are based on achievement of the following performance objectives: (a) a minimum four-year average ROI for the applicable division or subsidiary; (b) the corporate objective; (c) the peer TRS objective; and (d) the S&P TRS objective. These objectives are weighted 50%, 25%, 12.5%, and 12.5%, respectively. For the performance period beginning in fiscal 1995, in addition to the performance objectives above, certain awards are based upon achievement of an average net income objective for the four-year period. If the foregoing objectives are met, the Committee may adjust any award payment downward based on such factors as the Committee deems appropriate.

  STOCK OPTIONS

    Ashland's employee stock option program is a long-term plan designed to link executive compensation with increased shareholder value over time. The Committee believes that the use of stock is an important key employee retention and motivation tool and results in long-term management for the benefit of Ashland's shareholders. In determining the amount of stock options to be granted annually to key employees, a target number of shares for each executive grade level is established.

    All stock options are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant. Accordingly, the upside or downside value of options granted to an executive corresponds exclusively with Ashland's stock price performance. In the event that Ashland's stock price declines to a level below the option grant price, options are not re-valued or re-issued. Vesting of awards generally occurs over a period of three years.

STOCK OWNERSHIP GUIDELINES

    The Committee and Senior Management believe that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to that of the Company's owners and results in long-term management for the benefit of those owners. Consistent with this philosophy, the Committee adopted Stock Ownership Guidelines in fiscal 1993 for 17 of Ashland's executive officers. In 1995, the Committee extended this coverage to include an additional 120 key managers. These guidelines establish minimum levels of stock ownership as follows: the Chief Executive Officer -- stock having a value equal to five times base salary; the President -- four times base salary; senior vice presidents, division and subsidiary presidents and administrative vice presidents -- three times base salary; and designated key managers -- one times base salary. The Board has also adopted Stock Ownership Guidelines for non-employee members of the Board of Directors described under "Compensation of Directors". In keeping with this philosophy, payment of incentive compensation for fiscal 1994 and 1995 was generally made 20% in Ashland Common Stock and it is anticipated that payment of fiscal 1996 incentive compensation will also be made 20% in stock. It is anticipated that fiscal 1993-1996 and fiscal 1995-1998 performance unit awards will be paid 50% in stock, with the remainder to be paid in cash. In addition, fiscal 1995-1998 performance awards to certain executive officers were denominated 100% in stock and it is anticipated that any payment will be made 100% in stock.

DEDUCTIBILITY OF COMPENSATION

    Under Section 162(m) of the Internal Revenue Code, the Company is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in this proxy statement. The deduction can be preserved if the Company complies with certain conditions in the design and administration of its compensation programs.

    The Committee believes all compensation paid in fiscal 1995 is deductible by the Company. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all future amounts paid to its executive officers will be fully deductible by the Company.

OTHER PLANS

    Ashland also has various broad-based employee benefit plans, including a Leveraged Employee Stock Ownership and Employee Savings Plan. Ashland also maintains pension, insurance and other benefit plans for its employees. Executives participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    While Ashland's reported financial results this year are disappointing, real progress was achieved during the year on an operating basis and from the perspective of long-term value creation. The most significant of these accomplishments include:

        - The completion of 17 acquisitions at a total investment of approximately $380 million;

        - A 38% increase in capital employed in Ashland's related energy and chemical businesses;

        - The reorganization of Ashland's refining unit in an ongoing strategy to maintain a competitive cost structure, as well as reduce the volatility of refining earnings; and

        - The effective management of Ashland's financial resources to pursue growth and, at the same time, preserve Ashland's investment grade debt rating.

    Despite these factors, which the Committee believes will positively position Ashland for the future, Mr. Hall's base salary for fiscal 1995 remained static at $880,000. Mr. Hall did not receive any incentive compensation for fiscal 1995. In September 1995, Mr. Hall received an award of stock options to purchase 50,000 shares of Ashland Common Stock at an exercise price equal to the then fair market value of $33.875 per share.

SUMMARY

    The Committee believes that the compensation and long-term incentive plans provided to Ashland's executive officers are structured and operated to create strong linkage and alignment with the long-term best interests of Ashland and its shareholders.

                                          PERSONNEL AND COMPENSATION
                                          COMMITTEE

                                          Thomas E. Bolger, Chairman
                                          Samuel C. Butler
                                          Frank C. Carlucci
                                          Jane C. Pfeiffer
                                          Michael D. Rose

FIVE-YEAR AND TEN-YEAR CUMULATIVE TOTAL RETURN PERFORMANCE GRAPHS

    The following graphs compare Ashland's five-year and ten-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's 500 Index and a group of company peers which consists of Diamond Shamrock, Inc.; FINA, Inc.; Pennzoil Company; Sun Company, Inc.; Total Petroleum (North America) Ltd.; Union Carbide Corporation and USX-Marathon Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     ASHLAND, S&P 500 INDEX AND PEER GROUP

                                [Graph Appears Here]

                           1990   1991   1992   1993   1994   1995
                           ----   ----   ----   ----   ----   ----
Ashland                    100    102     86    122    131    128
S&P 500                    100    131    146    165    171    221
Peer Group                 100    115    100    122    136    151

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
                     ASHLAND, S&P 500 INDEX AND PEER GROUP

                                [Graph Appears Here]

                           1985   1986   1987   1988   1989   1990   1991   1992   1993   1994   1995
                           ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Ashland                    100    188    211    219    273    214    218    185    261    280    273
S&P 500                    100    132    189    166    220    200    262    291    329    341    442
Peer Group                 100    102    142    129    164    140    161    139    171    190    211

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Personnel and Compensation Committee of the Board of Directors during fiscal 1995 were Mr. Bolger (Chairman), Mr. Butler, Mr. Carlucci, Mrs. Pfeiffer and Mr. Rose. During fiscal 1995, the firm of Cravath, Swaine & Moore, of which Mr. Butler is a member, was paid for legal services rendered to Ashland and certain of its subsidiaries.

                       ITEM II.  RATIFICATION OF AUDITORS

    The Audit Committee of the Board of Directors recommended and the Board has, subject to shareholder ratification, appointed Ernst & Young LLP to audit the accounts of Ashland and its subsidiaries for fiscal 1996. Ernst & Young LLP has audited the accounts of Ashland and its subsidiaries for many years.

    The following resolution concerning the appointment of independent auditors will be offered at the meeting:

        "RESOLVED, that the appointment by the Board of Directors of the Company of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1996 is hereby ratified."

    Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions. Submission of the appointment to shareholders is not required. However, the Board will reconsider the appointment if it is not approved by the shareholders. The appointment will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal.

                        ITEM III.  SHAREHOLDER PROPOSAL

    John J. Gilbert of 29 East 64th St., New York, New York 10021-7043, owner of 124 shares of Ashland Common Stock, stating that he (i) represents the Lewis D. and John J. Gilbert Foundation, the owner of 100 shares of Ashland Common Stock,
(ii) is a co-trustee under the will of Minnie D. Gilbert for 400 shares of Ashland Common Stock, and (iii) represents an additional family interest of 1,112 shares of Ashland Common Stock, and John C. Henry, owner of 2,850 shares of Ashland Common Stock (Messrs. Gilbert and Henry hereinafter collectively called the "Proponents"), has notified Ashland in writing that he intends to present the following resolution at the Annual Meeting:

    "RESOLVED: That the stockholders of Ashland Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes as is now provided and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

    The Proponents have submitted the following statement in support of their proposal (reproduced as written):

    Continued very strong support along the lines we suggest were shown at the last annual meeting when 38%, an increase over the previous year, 2,093 owners of 18,432,619 shares, were cast in favor of this proposal. The vote against included 2,251 unmarked proxies.

    ARCO, to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election, it was reason enough for them to change it. Several other companies have also followed suit such as Pacific Enterprises, Hanover Direct and at the recent Lockheed-Martin Marietta merger.

    Because of the normal need to find new directors and because of environmental problems as well as the recent avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting. Ashland does have the latter, to its credit.

    Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board.

    Maybe, ending the stagger system of electing directors at Ashland Oil would have helped the company in its past losses as well as the recent losses.

    The Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company interest. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

    If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

    The identical proposal was presented by the Proponents and defeated at Ashland's 1995, 1994, 1993 and 1992 Annual Meetings of Shareholders when more than 62%, 63%, 70% and 71%, respectively, of the shares of Common Stock voted were voted against it.

    Ashland's directors, elected by the shareholders, are fully accountable to serve the shareholders' interests throughout their term of office, whether that term is three years or one year. The Board of Directors believes there is no reason to change the current procedure of electing a classified Board of Directors with a staggered system of election (the "Classified Board"), adopted by Ashland's shareholders in 1986 with more than 75% of the votes cast in favor of the procedure. Further, similar Classified Board provisions exist at approximately 300 of the 500 companies comprising the 1995 Standard & Poor's 500 Stock Price Index.

    The Board of Directors continues to believe that the Classified Board structure is a sound one. Under this structure approximately one-third of the Board of Directors is elected annually for a three-year term. The Classified Board requires that at least two annual meetings, rather than one, be held before a change in control of the Board could be effected through the normal election process. This longer time period assures the continuity and stability of management that Ashland has traditionally enjoyed.

    The shareholder proposal will be adopted only if the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal. The adoption of this proposal would not in itself reinstate the annual election of directors but would simply amount to a request that the Board take the "needed steps" to accomplish such reinstatement.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                                 MISCELLANEOUS

    The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by Ashland. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, telephone, telegraph and personal interview, and by regularly engaged officers and employees of Ashland, who will not be additionally compensated therefor. Ashland has arranged for the services of Morrow & Co., Inc. ("Morrow") to assist in the solicitation of proxies. The fees of Morrow, estimated at $35,000 excluding out-of-pocket expenses, will be paid by Ashland.

    The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such matters in accordance with their judgment.

    Any shareholder who executes a proxy card may revoke it by giving written notice to the Secretary of Ashland or by giving to the Secretary a duly executed form of proxy bearing a date later than the proxy card being revoked, at any time before such proxy is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy.

    A proxy card which is properly signed, dated and not revoked will be voted in accordance with the instructions contained thereon. If no instructions are given, the persons named on the proxy card solicited by the Board of Directors intend to vote: (i) FOR the election of the five nominees for directors; (ii) FOR the ratification of the appointment of independent auditors for the 1996 fiscal year; and (iii) AGAINST the shareholder proposal requesting the Board to require that at future elections of directors all directors be elected annually.

    Any shareholder may strike out the names of the proxies designated by the Board of Directors on the proxy card and may write in and substitute the name of any other person and may deliver the revised proxy card to such other person whom the shareholder may wish to designate as proxy for the purpose of representing such shareholder at the meeting.

    SHAREHOLDER PROPOSALS: Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by shareholders. Any proposals by shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by Ashland at its Executive Headquarters, 1000 Ashland Drive, Russell, Kentucky, 41169 no later than August 7, 1996 in order to be included in Ashland's proxy statement and proxy card. In addition, Ashland's By-laws currently require that for business to be properly brought before an annual meeting by a shareholder, regardless of whether included in Ashland's proxy statement, the shareholder must give written notice of his or her intent to propose such business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of Ashland, at least 90 days in advance of such meeting. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of Ashland entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the shareholder in such business. The By-laws further provide that no business shall be conducted at any annual meeting of shareholders except in accordance with the foregoing procedures and that the chairman of any such meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

    Please fill in, sign and date the enclosed form of proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                                    THOMAS L. FEAZELL,
                                                  SENIOR VICE PRESIDENT,
                                              GENERAL COUNSEL AND SECRETARY
Russell, Kentucky
December 4, 1995

PROXY                                                                     PROXY
                              [LOGO] ASHLAND INC.
      THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN R. HALL and PAUL W. CHELLGREN, and each of them, with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of ASHLAND INC. to be held at the Ashland Petroleum Executive Office Building, Ashland Drive, Russell, Kentucky, 10:30 a.m. on January 25, 1996, or any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the matters described on the reverse side of this form and upon any other business that may properly come before the meeting or any adjournment thereof.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                  ASHLAND INC.
   PLEASE MARK VOTE IN OVAL, IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/



Shares represented by this proxy will be voted as directed by the stockholder. If no such choice is specified, the proxy will be voted FOR proposals 1 and 2 and AGAINST proposal 3.
-------------------------------------------------------------------------------
/ / To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this proxy.
                       (NO ADDITIONAL VOTE IS NECESSARY.)
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
1.   Election of five directors to Class 1 --
     NOMINEES ARE:  Thomas E. Bolger, Frank C. Carlucci,
     James B. Farley, James R. Rinehart and W.L. Rouse, Jr.

 FOR     WITHHOLD      FOR ALL (Except Nominee(s) written below)
 / /        / /          / /
 ------------------------------------------------------------------------------

2. To ratify Ernst & Young LLP as independent auditors for the 1996 fiscal year.

 FOR     AGAINST      ABSTAIN
 / /        / /         / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
AGAINST SHAREHOLDER PROPOSAL 3:

3. To request the Board of Directors to take steps necessary to require that all directors be elected annually in future elections.

 FOR     AGAINST      ABSTAIN
 / /        / /         / /



Dated:
        --------------------------------------------------------

Signature(s)
            ----------------------------------------------------

----------------------------------------------------------------

Please date and sign exactly as your name or names appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

-------------------------------------------------------------------------------
[LOGO-ASHLAND INC.]

                   THE SOLICITATION OF THESE CONFIDENTIAL VOTING INSTRUCTIONS IS
                           MADE ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a participant in the Employee Savings Plan, the Leveraged Employee Stock Ownership Plan or the SuperAmerica Hourly Associates Savings Plan, or any combination, hereby instructs the Trustees of the respective Plans to appoint JOHN R. HALL and PAUL W. CHELLGREN, and each of them, with full power of substitution, the attorney and proxy of the said Trustees to represent the interests of the undersigned in Ashland Common Stock held under the terms of said Plan(s), at the Annual Meeting of Shareholders of ASHLAND INC. to be held at the Ashland Petroleum Executive Office Building, Ashland Drive, Russell, Kentucky, 10:30 a.m. on January 25, 1996, or any adjournment thereof, and to vote, with all powers the Trustees would possess if present,
(a) all shares of Ashland Common Stock ("Common Stock") credited to the undersigned's account(s) under said Plan(s) as of the record date for the Annual Meeting ("Allocated Shares") and (b) the proportionate number of Non-Directed and Unallocated Shares of Common Stock as to which the undersigned is entitled to direct the voting in accordance with the provisions of the Plan(s), upon the following matters and upon any other business that may properly come before the meeting or any adjournment, thereof.

By completing, signing and returning this voting instruction card you will be acting as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for the Plans in which you participate and will be voting all Allocated Shares as well as all Non-Directed and Unallocated Shares of Common Stock the same way. Any participant wishing to vote the Non-Directed and Unallocated Shares differently from the Allocated Shares or not wishing to vote the Non-Directed and Unallocated Shares at all may do so by requesting a separate voting instruction card from Harris Trust and Savings Bank, 311 W. Monroe St., 11th Floor, Chicago, IL 60606, 312-461-8888 Cheryl Dorsey.

Non-Directed Shares are those shares of Common Stock, allocated to a participant account, but for which a voting instruction card is not timely received by the Trustees. Unallocated Shares are those shares of Common Stock which remain unallocated under the Plan(s).

PLEASE MARK, SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ASHLAND INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /





Shares represented by this proxy will be voted as directed by the stockholder. If no such choice is specified, the proxy will be voted FOR proposals 1 and 2 and AGAINST proposal 3.


--------------------------------------------------------------------------------
/   /   To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this proxy.

                 (NO ADDITIONAL VOTE IS NECESSARY)
                  -------------------------------
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.  Election of five directors to Class I- NOMINEES ARE: Thomas E. Bolger, Frank
    C. Carlucci, James B. Farley, James R. Rinehert and W.L. Rouse, Jr.

                                                FOR ALL(Except
                                                Nominee(s)
                            FOR     WITHHOLD    written below)
                           /   /     /   /       /   /


------------------------------------------------------------------


2.  To ratify Ernest & Young, LLP as independent auditors
    for the 1996 fiscal year.
                                                FOR    AGAINST   ABSTAIN
                                               /   /    /   /     /   /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
AGAINST SHAREHOLDERS PROPOSAL 3:
--------------------------------
3. To request the Board of Directors to take steps necessary to require that all directors be elected annually in future elections.

                                             FOR       AGAINST   ABSTAIN
                                            /   /      /   /      /   /


Dated:
       -------------------------------------------------

Signature(s)  ----------------------------------------------------------

-------------------------------------------------------------------------
Please date and sign exactly as your name or names appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

                              [Ashland Inc. logo]


THOMAS L. FEAZELL
Senior Vice President,
General Counsel and Secretary
                                                              December 4, 1995

TO PARTICIPANTS IN THE FOLLOWING
EMPLOYEE BENEFIT PLANS:

     Ashland Inc. Employee Savings Plan
     Ashland Inc. Leveraged Employee Stock Ownership Plan
     Ashland Inc. SuperAmerica Hourly Associates Savings Plan

Dear Plan Participant:

Please find enclosed:

     (1) Notice of Meeting and Proxy Statement relating to Ashland Inc.'s annual shareholders' meeting to be held on January 25, 1996. The proxy statement describes the items of business to be voted upon by Ashland's shareholders at the annual meeting. The proxy statement also gives the recommendations of the board of directors on how to vote these items.

     (2) Confidential Voting Instructions Card. Please use this card to instruct the Trustee how to vote the shares credited to your account(s) under the Plan(s), and the proportionate number of the shares for which voting instructions are not received under the Plans or which are not yet allocated to LESOP members' accounts.

     (3) 1995 Ashland Inc. Annual Report.

To vote the shares described above as you desire, please mark the card in accordance with its instructions, date and sign it, and return it in the accompanying prepaid envelope.

                                       Very truly yours,


                                       Thomas L. Feazell

Enclosures